Associated Banc-Corp

1200 HANSEN RD.
GREEN BAY, WI 54304

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Associated Banc-Corp in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Associated Banc-Corp, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

Your comments and questions are welcome
For your convenience, we are providing space on the reverse side of this proxy card for any questions or comments you may have that you wish to have addressed either personally or at the Annual Meeting. We always appreciate your input and interest in Associated. You may e-mail comments or concerns to shareholders@associatedbank.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ASBNC1 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ASSOCIATED BANC-CORP

Vote on Directors

1. Election of Directors
   01) Karen T. Beckwith
   02) Ronald R. Harder
   03) J. Douglas Quick

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

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Vote on Proposals

	For	Against	Abstain
2. To approve the Amended and Restated Articles of Incorporation to eliminate the classification of the Board of Directors.	☐	☐	☐
3. To ratify the selection of KPMG LLP as independent auditors of Associated for the year ending December 31, 2006.	☐	☐	☐

Such other matters as may properly come before the meeting and all adjournments thereof.

Receipt of Notice of said meeting and of the Proxy Statement and Annual Report of Associated is hereby acknowledged. Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For questions and/or comments, please check this box and write them on the back where indicated ☐

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

SPECIAL ACTION

	Yes	No
Please indicate if you plan to attend the Economic/Investment Seminar	☐	☐
Please indicate if you plan to attend the Shareholders' Meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Associated Banc-Corp

2006 Annual Meeting of Shareholders

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp to be held at the Milwaukee Art Museum, 700 North Art Museum Drive, Milwaukee, Wisconsin, at 11:00 a.m. on Wednesday, April 26, 2006.

Beginning at 10:00 a.m., we will again present an economic/investment update. Associated's Wealth Management professionals will provide an update on the equity market and interest rate environment as they affect us as investors. If you plan to attend the Annual Meeting and/or the economic/investment update, please mark the appropriate box(es) on the proxy card. A continental breakfast is planned for 9:00 a.m.

Whether or not you plan to attend the annual meeting of shareholders, it is important that all shares be represented. Please vote and sign the proxy card printed on the reverse. Tear at the perforation and mail the proxy card in the enclosed postage-paid envelope at your earliest convenience or vote via the Internet.

We look forward to seeing you on April 26.

THANK YOU FOR VOTING. ALL VOTES ARE IMPORTANT!

Do Not Return This Proxy Card if you are voting via the Internet.

ASSOCIATED BANC-CORP
1200 Hansen Road, Green Bay, WI 54304
This Revocable Proxy Is Solicited On Behalf Of
The Board Of Directors Of Associated Banc-Corp
For The Annual Meeting Of Shareholders To Be Held On April 26, 2006

The undersigned hereby appoints Ruth M. Crowley, Richard T. Lommen, and John C. Meng, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Associated Banc-Corp ("Associated") held of record by the undersigned on February 17, 2006, at the Annual Meeting of Shareholders to be held on April 26, 2006, or any adjournment thereof on the matters and in the manner indicated on the reverse side of this proxy card and described in the Proxy Statement of Associated. This proxy revokes all prior proxies given by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. If other matters come before the meeting, this proxy will be voted in accordance with the best judgment of the proxies appointed.

The Board of Directors recommends a vote FOR the election of Directors and FOR Proposals 2 and 3.

Questions/Comments ____

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(If you noted any questions/comments above, please mark corresponding box on other side.)

ALL VOTES ARE IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET.